Exhibit 23.2

CONSENT

of

CHAPMAN PETROLEUM ENGINEERING, LTD.

The Board of Directors

QUEST OIL CORPORATION

(An Exploration Stage Company)

We consent to the use in Form SB-2/A-4 of our Report dated September 1, 2005.

Chapman Petroleum Engineering, Ltd.

Calgary, Alberta

Canada

March 22, 2006